UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 6, 2024
Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Series C Participating Preferred Stock, par value $0.0001 per share Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
300 Park Purchase Agreement
On May 6, 2024, 300 Park Street LLC (“300 Park Seller”), a wholly-owned subsidiary of Star Equity Holdings, Inc., (the “Company”), entered into a Purchase and Sale Agreement (the “300 Park Purchase Agreement”) with MAG Capital Partners Acquisition LLC (the “300 Park Buyer”), an unaffiliated third party, pursuant to which the parties agreed to consummate a sale and leaseback transaction (the “300 Park Sale and Leaseback Transaction”). Under the terms of the 300 Park Purchase Agreement, the 300 Park Seller agreed to sell its property located at 300 Park Street, South Paris, Maine ( the “Maine Premises”) to 300 Park Buyer, for a total purchase price of $6.1 million. The net proceeds to be received by 300 Park Seller from the 300 Park Sale and Leaseback Transaction will be reduced by transaction commissions and expenses incurred in connection with the sale.
Simultaneous with the consummation of the 300 Park Sale and Leaseback Transaction, the Company will enter into a commercial single-tenant triple net lease (the “300 Park Lease Agreement”) with 300 Park Buyer, or its affiliate pursuant to which KBS Builders, Inc., a wholly-owned subsidiary of the Company, will lease back from 300 Park Buyer the Maine Premises for a term commencing upon the execution of the 300 Park Lease Agreement and ending on the 20th anniversary thereof, unless earlier terminated or extended for an additional 10 years in accordance with the terms of the 300 Park Lease Agreement. Pursuant to the 300 Park Lease Agreement, the Company will also be responsible for all monthly expenses related to the leased facilities, including insurance premiums, taxes and other expenses, such as utilities.
The Company anticipates that the closing of the 300 Park Sale and Leaseback Transaction, including the execution of the 300 Park Lease Agreement will occur in the second calendar quarter of 2024, subject to the satisfaction of certain customary closing conditions and contingencies for transactions of this type. Such contingencies include satisfactory title and insurance commitment, satisfactory survey review, environmental condition review, the 300 Park Buyer’s ability to obtain appropriate financing, and satisfaction of other due diligence items as set forth in the 300 Park Purchase Agreement. There will be no disruption of the Company’s operations as a result of the 300 Park Sale and Leaseback Transaction, as the Company will continue to operate a factory at the Maine Premises pursuant to the 300 Park Lease Agreement.
791 Rose Purchase Agreement
On May 6, 2024, 791 Rose Drive, LLC (“791 Rose Seller”), a wholly-owned subsidiary of the Company entered into a Commercial Purchase Agreement (the “791 Rose Purchase Agreement”) with HJ Development L.L.P. (the “791 Rose Buyer”), an unaffiliated third party, pursuant to which the parties agreed to consummate a sale and leaseback transaction (the “791 Rose Sale and Leaseback Transaction”). Under the terms of the 791 Rose Purchase Agreement, the 791 Rose Seller agreed to sell its property located at 791 Rose Drive, Big Lake, Minnesota ( the “Big Lake Premises”) to the 791 Rose Buyer, for a total purchase price of $2.8 million. The net proceeds to be received by 791 Rose Seller from the 791 Rose Sale and Leaseback Transaction will be reduced by transaction commissions and expenses incurred in connection with the sale.
Simultaneous with the consummation of the 791 Rose Sale and Leaseback Transaction, the Company will enter into a commercial single-tenant triple net lease (the “791 Rose Lease Agreement”) with 791 Rose Buyer, or its affiliate pursuant to which Edgebuilder, Inc. and Glenbrook Supply Inc., wholly-owned subsidiaries of the Company, will lease back from 791 Rose Buyer the Big Lake Premises for a term commencing upon the execution of the 791 Rose Lease Agreement and ending on the 20th anniversary thereof, unless earlier terminated or extended for an additional 10 years in accordance with the terms of the 791 Rose Lease Agreement. Pursuant to the 791 Rose Lease Agreement, the Company will also be responsible for all monthly expenses related to the leased facilities, including insurance premiums, taxes and other expenses, such as utilities.
The Company anticipates that the closing of the 791 Rose Sale and Leaseback Transaction, including the execution of the 791 Rose Lease Agreement, will occur in the second calendar quarter of 2024, subject to satisfaction of certain customary closing conditions and contingencies for transactions of this type. Such contingencies include satisfactory title and insurance commitment, satisfactory survey review, environmental condition review, the 791 Rose Buyer’s ability to obtain appropriate financing, and satisfaction of other due diligence items as set forth in the 791 Rose Purchase Agreement. There will be no disruption of the Company’s operations as a result of the 791 Rose Sale and Leaseback Transaction, as the Company will continue to operate a factory at the Big Lake Premises pursuant to the 791 Rose Lease Agreement.
The foregoing summaries of the 300 Park Purchase Agreement and the 791 Rose Purchase Agreements are qualified in their entirety by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and which are incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1*	Purchase and Sale Agreement of 300 Park, dated as of May 6, 2024*
10.2*	Commercial Purchase Agreement of 791 Rose, dated as of May 6, 2024*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     May 6, 2024